UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2010

CYALUME TECHNOLOGIES HOLDINGS, INC..
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Windsor Street , West Springfield MA	01089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 858-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On June 11, 2010, Cyalume Technologies, Inc. (“CTI”), the wholly owned subsidiary of Cyalume Technologies Holdings, Inc. (the “Company”) received preliminary Findings of Fact, Rulings of Law and Order for Judgment (the “Findings”) related to certain litigation in which CTI is engaged.  As disclosed in the Company’s 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 22, 2010, CTI was named a defendant in Civil Action No. 06-706 in Superior Court of the State of Massachusetts, by Omniglow, LLC.  Omniglow, LLC and certain of its shareholders seek compensatory damages of $1.4 million, to be trebled, and recovery of costs and legal fees.  Pursuant to the Findings, the court found in favor of the former shareholders and management  and ruled that the former shareholders and management  were entitled to calculable damages of approximately $828,000 from CTI, in addition to damages for certain lost profits that have not been calculated, costs, and attorney’s fees.  CTI is considering its alternatives relating to the suit in light of the Findings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2010	CYALUME TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer